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                                                                   Exhibit 10.17

                       SIXTH ADDITIONAL SPACE AGREEMENT
                       --------------------------------

          AGREEMENT made as of the 5th day of January, 1998 between 55 BROAD STREET COMPANY, a New York partnership having its principal office at 345 Park Avenue, Borough of Manhattan, City, County and State of New York, as landlord (referred to herein as "Owner"), and N2K INC., a Delaware corporation authorized to transact business in the State of New York, having an office at 55 Broad Street, Borough of Manhattan, City, County and State of New York, as tenant (referred to herein as "Tenant").


                             W I T N E S S E T H:
                             -------------------

          WHEREAS:

          (1) Under date of September 7, 1995, Owner and N2K Inc., a New York corporation, Tenant's predecessor in interest, entered into a lease affecting portions of the tenth (10th) and eleventh (11th) floors in the building
                --------------------------------
(referred to herein as the "Building") known as 55 Broad Street, Borough of Manhattan, City, County and State of New York; and

          (2) N2K Inc., a New York corporation, merged into N2K Inc., a Pennsylvania corporation by statutory merger effective February 13, 1996 and, thereafter, N2K Inc., said Pennsylvania corporation, merged into Tenant by statutory merger effective June 5, 1996 as amended and restated as of October 16, 1997; and

          (3) Said lease, as modified by written agreements dated December 31, 1995, April 1, 1996 (said agreement dated April 1, 1996 is referred to as the "First Additional Space Agreement"), April 2, 1996 (said agreement dated April
2, 1996 is referred to as the "Second Additional Space
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Agreement"), April 3, 1996 (said agreement dated April 3, 1996 is referred to as the "Third Additional Space Agreement"), October 15, 1996 (said agreement dated October 15, 1996 is referred to as the "Fourth Additional Space Agreement"), and May 13, 1997 (said agreement dated May 13, 1997 is referred to as the "Fifth Additional Space Agreement") is for a term (referred to herein as the "Demised Term") which shall now end on August 31, 2002, unless further extended pursuant to the provisions of Article SECOND of the First, Second, Third, Fourth and/or Fifth Additional Space Agreements or sooner terminated pursuant to any of the terms, covenants or conditions of said lease or pursuant to law, and is referred to herein as the "Lease"; and the premises so leased to Tenant pursuant to the provisions of the Lease, together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein at any time during the Demised Term other than Tenant's Personal Property (as defined in the Lease), are referred to herein, collectively, as the "Demised Premises"; and

          (4) Tenant now desires to lease and add to the Demised Premises that portion of the thirteenth (13th) floor of the Building known as Unit 13-E which
               -----------------
is indicated by outlining and diagonal markings on the floor plan, identified as
Exhibit 1, initialled by the parties, annexed hereto and made a part hereof, and Owner is willing to lease said portion of the thirteenth (13th) floor to Tenant,
                                              -----------------
subject to the provisions of this Agreement (said portion of the thirteenth
(13th) floor of the Building, together with all appurtenances, fixtures, improvements, additions and other property attached thereto or installed therein at any time during the Demised Term, other than Tenant's Personal Property as defined in the Lease, is referred to herein as the "Sixth Additional Space"); and

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

          (5) Subject to the provisions of this Agreement, the Demised Term of the Lease applicable to the Sixth Additional Space shall commence on a date fixed by Owner in a notice to Tenant, not sooner than ten (10) days next following the date of the giving of such notice, which notice shall state that Owner has, or prior to the Sixth Additional Space Commencement Date will have, substantially completed Owner's Sixth Additional Work (as defined herein); and

          (6) All capitalized terms shall have the same meanings ascribed to them in the Lease, unless otherwise set forth herein; and

          (7) The parties desire to record herein their understandings with respect to the foregoing.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

          FIRST:  The Lease is hereby modified as follows:
          -----

               A. Owner hereby leases to Tenant and Tenant hereby hires from Owner the Sixth Additional Space for a term to commence upon the Sixth Additional Space Commencement Date and to end on the Expiration Date (as it may have been extended pursuant to the First and/or Second and/or Third and/or Fourth and/or Fifth Additional Space Agreements or the Lease or pursuant to the provisions of this Agreement), unless the Demised Term shall sooner terminate pursuant to any of the terms, covenants or conditions of the Lease or pursuant to law.

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

               B. (1) Tenant acknowledges that Owner has made no representations to Tenant as to the condition of the Sixth Additional Space and Tenant agrees to accept possession of the Sixth Additional Space in the condition which shall exist on the Sixth Additional Space Commencement Date "as is" and further agrees that Owner shall have no obligation to perform any work or make any installations in order to prepare the Sixth Additional Space for Tenant's occupancy except that on or about the Sixth Additional Space Commencement Date, Owner agrees to perform the following work in the Sixth Additional Space (referred to herein as the "Sixth Additional Work"): (i) demise the Sixth Additional Space and (ii) clean the existing carpeting, where necessary, and (iii) paint the painted surfaces in the Sixth Additional Space with a single coat of paint, in a flat finish, in colors selected by Tenant from Building standard colors (but not more than one (1) color in any room or area);

                    (2) The work and installations required to be performed and made by Owner pursuant to the provisions of paragraph (1) shall be equal to the standards adopted by Owner for the Building. The Sixth Additional Work shall constitute a single non-recurring obligation on the part of Owner. In the event this Lease is renewed or extended for a further term by agreement or operation of law, Owner's obligation to perform the Sixth Additional Work shall not apply to any such renewal or extension; and

                    (3) At any time after substantial completion of the Sixth Additional Work, Owner may enter the Sixth Additional Space to complete unfinished details of the Sixth Additional Work, and entry by Owner, its agents, servants, employees or contractors for such purposes shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement, or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner or his agents by reason of inconvenience or annoyance to Tenant or injury to or interruption of Tenant's business or otherwise.

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

          C. From and after the Sixth Additional Space Commencement Date, the Lease shall be deemed modified, as follows:

                    (1) The Demised Premises shall include the Sixth Additional Space for all purposes of the Lease;

                    (2) a. The Fixed Rent reserved in the Lease shall be increased by the sum of FORTY-EIGHT THOUSAND ONE HUNDRED EIGHTY-FIVE and 00/100 ($48,185.00) DOLLARS per annum with respect to the first year of the Demised Term applicable to the Sixth Additional Space (i.e., from the Sixth Additional Space Commencement Date to the last day of the calendar month in which occurs the first (1st) anniversary of the Sixth Additional Space Commencement Date), FIFTY THOUSAND TWO HUNDRED EIGHTY and 00/100 ($50,280.00) DOLLARS per annum with respect to the next year of the Demised Term applicable to the Sixth Additional Space, and FIFTY-TWO THOUSAND THREE HUNDRED SEVENTY-FIVE ($52,375.00) DOLLARS per annum with respect to the remainder of the Demised Term applicable to the Sixth Additional Space and the monthly installments of Fixed Rent shall be increased accordingly.

                         b.  In the event that the Sixth Additional Space
Commencement Date shall occur on a date other than the first (1st) day of any calendar month, then the increase in the Fixed Rent for the month in which the Sixth Additional Space Commencement Date shall occur shall be prorated.

                    (3) The Demised Premises Area, as set forth in Section 23.01, shall be further increased by 2,095 square feet, except that the provisions of Article 23 solely insofar as said provisions relate to the Sixth Additional Space shall be modified to provide for Base Operating Expenses with respect to the Sixth Additional Space shall mean a sum equal to Operating Expenses for the calendar year 1998 solely with respect to such Sixth Additional Space.

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

          (4) With respect to the Sixth Additional Space only, the following new Section 29.11 entitled "Electricity: Sixth Additional Space" shall be deemed
                            ------------------------------------
added to the Lease as of the date hereof, and Section 29.05 shall continue to apply to the previously leased portions of the Building by Tenant:

          A. "Owner shall redistribute or furnish electrical energy to or for the use of Tenant in the Sixth Additional Space for the operation of the lighting fixtures and the electrical receptacles installed in the Sixth Additional Space on the Sixth Additional Space Commencement Date and the operation of the Building heating, ventilating and air conditioning system unit serving the floor of the Building on which the Sixth Additional Space is located. If either the quantity or character of electrical service is changed by the corporation(s) and/or other entity(ies) selected by Owner to supply electrical service to the Building or is no longer available or suitable for Tenant's requirements, or if any equipment supplementing or ancillary to such electrical service which is installed in the Building by or on behalf of said corporation(s) and/or other entity(ies) malfunctions or fails to operate for any reason while Tenant has made any connections to said equipment, no such change, unavailability, unsuitability, malfunction or failure to operate shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business or otherwise, unless such change, unavailability or unsuitability is caused by Owner's negligence or willful misconduct or the negligence or willful misconduct of Owner's agents, employees or contractors. In the event the corporation(s) and/or other entity(ies) selected by Owner shall be different from such corporation(s) and/or other entity(ies) presently providing electrical service to the Building as of the date hereof, any such new or replacement corporation(s) and/or other entity(ies) selected by Owner shall be reputable and provide competitive rates.

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

          B. Owner represents that the electrical feeder or riser capacity serving the Sixth Additional Space on the Sixth Additional Space Commencement Date shall be adequate to serve the lighting fixtures and electrical receptacles installed in the Sixth Additional Space on the Sixth Additional Space Commencement Date. Any additional feeders or risers to supply Tenant's additional electrical requirements, and all other equipment proper and necessary in connection with such feeders or risers shall be installed by Owner upon Tenant's request, at the sole cost and expense of Tenant, provided, that, in Owner's judgment, such additional feeders or risers are necessary and are permissible under applicable laws and insurance regulations and the installation of such feeders or risers will not cause permanent damage or injury to the Building or the Sixth Additional Space or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs to or interfere with or disturb other tenants or occupants of the Building. Tenant covenants that at no time shall the use of electrical energy in the Sixth Additional Space exceed the capacity of the existing feeders or risers or wiring installations then serving the Sixth Additional Space.

          C. Prior to the Sixth Additional Space Commencement Date Owner, at Owner's expense, shall have installed a submeter or submeters in the Sixth Additional Space to measure Tenant's actual consumption of electricity in the entire Sixth Additional Space. Tenant shall pay to Owner, from time to time, upon demand, for the electricity consumed in the Sixth Additional Space, as determined by such submeter or submeters, the actual cost to Owner of purchasing electricity for the Sixth Additional Space (as such actual cost is hereinafter defined) plus all applicable taxes thereon. Owner's actual cost for Tenant's KW and KWH shall be determined by the application of the Building's electric rate schedule per month from the corporation(s) and/or other entity(ies) selected by Owner to supply electrical service to the Building to Tenant's usage. With respect to any period when any such submeter is not in good working order, Tenant shall pay Owner for electricity consumed in the portion

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

of the Sixth Additional Space served by such submeter at the rate paid by Tenant to Owner during the most recent comparable period when such submeter was in good working order. Tenant shall take good care of any such submeter and all submetering installation equipment, at Tenant's sole cost and expense, and make all repairs thereto occasioned by any acts, omissions or negligence of Tenant or any person claiming through or under Tenant as and when necessary to insure that any such submeter is, at all times during the Demised Term, in good working order. With respect to the period (referred to as the "Interim Period"), if any,
                                                       --------------
from the Sixth Additional Space Commencement Date through the date immediately prior to the date upon which the submeter or submeters shall be operable, Tenant shall pay to Owner monthly on demand of Owner, for the electricity consumed in the Sixth Additional Space, a sum equal to one-twelfth (1/12th) of the product of (x) $1.50 multiplied by (y) 2,095. With respect to any period during the Interim Period constituting less than a full calendar month, the monthly payment referred to in the preceding sentence shall be appropriately prorated.


               D. (1) Owner may, at any time, elect to discontinue the redistribution or furnishing of electrical energy. In the event of any such election by Owner, (i) Owner agrees to give reasonable advance notice of any such discontinuance to Tenant, (ii) Owner agrees to permit Tenant to receive electrical service directly from the corporation(s) and/or other entity(ies) selected by Owner to supply electrical service to the Building and to permit the existing feeders, risers, wiring and other electrical facilities serving the Sixth Additional Space to be used by Tenant for such purpose to the extent they are suitable and safely capable, (iii) Owner agrees to pay such charges and costs, if any, as such corporation(s) and/or other entity(ies) may impose in connection with the installation of Tenant's meters, (iv) the provisions of Subsection C of this Section 29.11 shall be deemed deleted from this Lease, and
(v) this Lease shall remain in full force and effect and such discontinuance shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

               (2) Notwithstanding anything to the contrary contained in subsection D(l) of this Section 29.11, Owner agrees that Owner shall not voluntarily discontinue the redistribution or furnishing of electrical energy until Owner shall have made or paid for all installations required to provide Tenant with electrical service similar to the electrical service which Tenant had in the Sixth Additional Space immediately prior to such discontinuance and the public utility corporation(s) and/or other entity(ies) supplying electrical service to the Building has agreed to furnish such service so that Tenant shall immediately upon such discontinuance be able to receive electrical service directly from such public utility corporation(s) and/or other entity(ies). Unless a shorter time is required by the public utility corporation(s) and/or other entity(ies) supplying electrical service to the Building, Owner shall give Tenant at least ninety (90) days prior notice of any such discontinuance.

          E. Notwithstanding anything to the contrary set forth in this Lease, any sums payable or granted in any way by the corporation(s) and/or other entity(ies) selected by Owner to supply electricity to the Building resulting from the installation in the Sixth Additional Space of energy efficient lighting fixtures, lamps, special supplemental heating, ventilation and air conditioning systems or any other Alterations, which sums are paid or given by way of rebate, direct payment, credit or otherwise, shall be and remain the property of Owner, and Tenant shall not be entitled to any portion thereof, unless such lighting fixtures, lamps, supplemental heating, ventilation and air conditioning systems or other Alterations were installed by Tenant, solely at Tenant's expense, without any contribution, credit or allowance by Owner, in accordance with all of the provisions of this Lease.

Nothing contained in the foregoing sentence, however, shall be deemed to obligate Owner to supply or install in the Sixth Additional Space any such lighting fixtures, lamps, supplemental heating, ventilation and air conditioning systems or other Alterations.

          F. Tenant acknowledges that the Building heating, ventilating and air conditioning system unit serving the floor of the Building on which the Sixth Additional Space is located (referred to herein as the "Floor HVAC Unit") shall not be connected to the submeter(s) serving the Sixth Additional Space, but, instead, shall be connected to a separate meter(s) measuring the electrical energy consumed by such Floor HVAC Unit. Accordingly, Tenant agrees that during the Demised Term, Tenant shall pay to Owner, from time to time upon demand of Owner and submission by Owner to Tenant of invoices or bills therefor, twenty and 95/100 (20.95%) percent (hereinafter "Tenant's Electrical Share") of all amounts shown on said separate meter(s) for such Floor HVAC Unit.

          G. Tenant acknowledges that the light and power systems serving the public areas of the floor of the Building on which the Sixth Additional Space is located (referred to herein as the "Floor Public Light and Power") shall not be connected to the submeter(s) serving the Sixth Additional Space but, instead, shall be connected to a separate meter(s) measuring the electrical energy consumed by such Floor Public Light and Power. Accordingly, Tenant agrees that during the Demised Term, Tenant shall pay to Owner, from time to time upon demand of Owner and submission by Owner to Tenant of invoices or bills therefor, Tenant's Electrical Share of all amounts shown on said separate meter(s) for such Floor Public Light and Power."

          SECOND:   Present Occupant: Tenant acknowledges that Owner has advised
          ------    ----------------
Tenant that the Sixth Additional Space is presently affected by a letting agreement with Studio Archetype, Inc. (referred to as the "Present Occupant") for a term to expire on December 31, 1997, unless sooner terminated pursuant to any of the terms, covenants or conditions of the lease with the Present Occupant or pursuant to law. Notwithstanding anything to the contrary contained herein, if the Present Occupant does not vacate and surrender the Sixth Additional Space to Owner on or prior to December 31, 1997, then (i) the Demised Term applicable to the Sixth Additional Space shall not commence on January 1, 1998, but shall, instead, commence on the date next following the date that the Present Occupant has vacated and surrendered the Sixth Additional Space to Owner and Owner has
                                                                ---
substantially completed the Sixth Additional Space Construction, (ii) the Demised Term shall end in accordance with the provisions of the Lease and this Agreement, unless sooner terminated pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law, (iii) except as set forth in this sentence, neither the validity of this Lease nor the obligations of Tenant under this Lease shall be affected thereby, (iv) Tenant waives any right under Section 223-a of the Real Property or any successor law of like import to rescind the Lease or this Agreement or rescind its obligations with respect thereto and (v) Tenant further waives the right to recover any damages which may result from the failure of Owner to deliver possession of the Sixth Additional Space to Tenant on January 1, 1998.

          THIRD:    Sixth Additional Space Rent Holiday: Provided Tenant is not
          -----     -----------------------------------
then in default in the observance and performance of any of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, Tenant, with respect to the Sixth Additional Space only, shall be entitled to a conditional rent holiday and shall not be required to pay any portion of the Fixed Rent applicable to the Sixth Additional Space with respect to the period (the "Sixth Additional Space Rent Holiday Period") from the Sixth Additional
      ------------------------------------------
Space Commencement Date to and including the date which is sixty (60) days next following the Sixth Additional Space Commencement Date, but during such period, Tenant shall otherwise be required to comply with all of the other terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, other than the obligation to make any payments pursuant to the provisions of Article 23 applicable to the Sixth Additional Space. If, at any time during the Demised Term, Tenant shall be in default in the observance and performance of any of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, then the total sum of the Fixed Rent so conditionally excused by operation of the foregoing provisions hereof shall become immediately due and payable by Tenant to Owner. If, as of the Expiration Date, Tenant shall not then be in default in the observance and performance of any of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, Owner shall waive payment of all such Fixed Rent so conditionally excused.

          FOURTH:   Owner and Tenant each represent and warrant to the other
          ------
that Schlesinger & Company, LLC. is the sole broker with whom either party has negotiated or otherwise dealt with in connection with the Sixth Additional Space or in bringing about this Agreement. Owner and Tenant shall indemnify each other from all loss, cost, liability, damage and expenses, including, but not limited to, reasonable counsel fees and disbursements, arising from any breach of the foregoing representation and warranty. Owner shall pay any commission or compensation due hereunder pursuant to a separate agreement with such broker.

          FIFTH  :  As of the date hereof, the thirteenth (13th) floor of the
          -----
Building contains an Americans with Disabilities Act-compliant core toilet.

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          SIXTH:    Except to the extent expressly modified by the foregoing
          -----
provisions of this Agreement, the Lease is hereby ratified and confirmed in all respects.

          IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.


                    55 BROAD STREET COMPANY, Owner



                    BY: /s/ SIGNATURE ILLEGIBLE
                       ----------------------------
                                     Partner


                    N2K INC., Tenant



                    BY: /s/ SIGNATURE ILLEGIBLE
                       ----------------------------
                              its Vice Chairman

STATE OF NEW YORK   )
                    ss.:
COUNTY OF NEW YORK  )



          On the 5/th/ day of January 1998, before me personally came Jon Diamond to me known, who, being by me duly sworn, did depose and say that he/she resides at 1 West 67/th/ Street, New York, New York 10023, that he/she is the Vice Chairman of N2K INC., the corporation described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by authority of the Board of Directors of said corporation.



                                        /s/ Arthur Weiner
                                        --------------------------
                                             Notary Public

                                               ARTHUR WEINER
                                         Notary Public, State of New York
                                               No. 02WE5070317
                                         Qualified in New York County
                                      Commission Expires December 9, 1998

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